UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NORLIGHT TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Wisconsin	39-1712867
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

13935 Bishops Drive
Brookfield, WI 53005-6605
(Address of Principal Executive Offices)

(262) 792-9700
(Registrant’s Telephone Number, Including Area Code)

with copies to:

Steven J. Smith	Benjamin F. Garmer, III
Chairman and Chief Executive Officer	Russell E. Ryba
Journal Communications, Inc.	Foley & Lardner LLP
333 West State Street	777 East Wisconsin Avenue
Milwaukee, Wisconsin 53203	Milwaukee, Wisconsin 53202
(414) 224-2425	(414) 271-2400

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Common Stock, $1.00 par value
(Title of Class)

Common Stock Purchase Rights
(Title of Class)

INFORMATION INCLUDED IN INFORMATION STATEMENT AND
INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See "Summary," "The Spin-Off,"
"Management's Discussion and
Analysis of Financial Condition and
Results of Operations," "Business,"
and "Regulatory Overview."
Item 1A.	Risk Factors	See "Risk Factors."
Item 2.	Financial Information	See "Summary," "Selected Financial
Data," "Capitalization," and
"Management's Discussion and
Analysis of Financial Condition and
Results of Operations."
Item 3.	Properties	See "Business - Properties."
Item 4.	Security Ownership of Certain Beneficial Owners and	See "Principal Shareholders."
Management
Item 5.	Directors and Executive Officers	See "Management."
Item 6.	Executive Compensation	See "The Spin-Off - Treatment of
Stock Options and Other Stock-Based
Awards," and "Management."
Item 7.	Certain Relationships and Related Transactions	See "Agreements with Journal."
Item 8.	Legal Proceedings	See "Business - Legal Proceedings,"
and Note 9 to the Registrant's Notes
to Financial Statements (see "Index to
Financial Statements").
Item 9.	Market Price of and Dividends on the Registrant's	See "Summary," "Questions and
	Common Equity and Related Shareholder Matters	Answers about the Spin-Off," "The
Spin-Off," "Dividend Policies," and
"Description of Capital Stock."
Item 10.	Recent Sales of Unregistered Securities	Not applicable.

Item 11.	Description of Registrant's Securities to be	See "Description of Capital Stock."
Registered
Item 12.	Indemnification of Directors and Officers	See "Description of Capital Stock -
Liability and Indemnification of
Directors and Officers."
Item 13.	Financial Statements and Supplementary Data	See "Index to Financial Statements"
and the statements referenced thereon.
Item 14.	Changes in and Disagreements with Accountants on	Not applicable.
Accounting and Financial Disclosure
Item 15.	Financial Statements and Exhibits	See "Index to Financial Statements"
and the statements referenced thereon.

(a)	Financial Statements. The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 25, 2005 and December 26, 2004

Statements of Earnings for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Statements of Cash Flows for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Statements of Changes in Invested Capital for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Notes to Financial Statements

Schedule II - Valuation and Qualifying Accounts

All other schedules are omitted since the required information is not present, or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

(b)	Exhibits. The following exhibits are filed as exhibits hereto:

Exhibit No.	Exhibit Description

2	Form of Separation and Distribution Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

3.1	Articles of Incorporation of Norlight Telecommunications, Inc.*

3.2	Bylaws of Norlight Telecommunications, Inc.*

4	Credit Agreement, dated as of ______, 2006, between Norlight Telecommunications, Inc. and ______________.*

10.1	Form of Transition Services Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.2	Form of Tax Sharing Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.3	Rights Agreement, dated as of ______, 2006, between Norlight Telecommunications, Inc. and _______, as Rights Agent.*

10.4	Form of Retention Agreement between Norlight Telecommunications, Inc. and certain of its executive officers.*#

10.5	Fiber Optic Joint Construction and Exchange Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated November 30, 1999.*

Exhibit No.	Exhibit Description
10.6	Indefeasible Right of Use Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated September 28, 2001, as amended.*

10.7	Fiber Optic Exchange Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated March 19, 1999.*

10.8	Fiber Optic Construction Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated June 28, 1999.*

21	Subsidiaries of Norlight Telecommunications, Inc. *

99	Information Statement, subject to completion, dated April 25, 2006.

* To be filed by amendment.

# Denotes management plan or compensatory plan or arrangement.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORLIGHT TELECOMMUNICATIONS, INC.
By: /s/ James J. Ditter
Name: James J. Ditter
Title: President

Date: April 25, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2	Form of Separation and Distribution Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

3.1	Articles of Incorporation of Norlight Telecommunications, Inc.*

3.2	Bylaws of Norlight Telecommunications, Inc.*

4	Credit Agreement, dated as of ______, 2006, between Norlight Telecommunications, Inc. and ______________.*

10.1	Form of Transition Services Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.2	Form of Tax Sharing Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.3	Rights Agreement, dated as of ______, 2006, between Norlight Telecommunications, Inc. and _______, as Rights Agent.*

10.4	Form of Retention Agreement between Norlight Telecommunications, Inc. and certain of its executive officers.*#

10.5	Fiber Optic Joint Construction and Exchange Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated November 30, 1999.*

10.6	Indefeasible Right of Use Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated September 28, 2001, as amended.*

10.7	Fiber Optic Exchange Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated March 19, 1999.*

10.8	Fiber Optic Construction Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated June 28, 1999.*

21	Subsidiaries of Norlight Telecommunications, Inc. *

99	Information Statement, subject to completion, dated April 25, 2006.

* To be filed by amendment.

# Denotes management plan or compensatory plan or arrangement.